Exhibit 1.1

SYNOPSYS, INC.

(a Delaware corporation)

$1,000,000,000 4.550% Senior Notes due 2027

$1,000,000,000  4.650% Senior Notes due 2028

$2,000,000,000  4.850% Senior Notes due 2030

$1,500,000,000  5.000% Senior Notes due 2032

$2,400,000,000  5.150% Senior Notes due 2035

$2,100,000,000 5.700% Senior Notes due 2055

UNDERWRITING AGREEMENT

Dated:  March 3, 2025

SYNOPSYS, INC.

(a Delaware corporation)

$1,000,000,000 4.550% Senior Notes due 2027

$1,000,000,000  4.650% Senior Notes due 2028

$2,000,000,000  4.850% Senior Notes due 2030

$1,500,000,000  5.000% Senior Notes due 2032

$2,400,000,000  5.150% Senior Notes due 2035

$2,100,000,000 5.700% Senior Notes due 2055

UNDERWRITING AGREEMENT

March 3, 2025
BofA Securities, Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o HSBC Securities (USA) Inc.
66 Hudson Boulevard
New York, New York 10001

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Synopsys, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 4.550% Senior Notes due 2027 (the “2027 Notes”), 4.650% Senior Notes due 2028 (the “2028 Notes”), 4.850% Senior Notes due 2030 (the “2030 Notes”), 5.000% Senior Notes due 2032 (the “2032 Notes”), 5.150% Senior Notes due 2035 (the “2035 Notes”) and 5.700% Senior Notes due 2055 (the “2055 Notes” and, together with the 2027 Notes, the 2028 Notes, the 2030 Notes, the 2032 Notes and the 2035 Notes, the “Notes”).

The Notes will be issued pursuant to an indenture, dated as of March 17, 2025 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture, to be dated as of March 17, 2025 (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the 1933 Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333- 285378) covering the public offering and sale of certain securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the Applicable Time (as defined herein), which time shall be considered the “new effective date” of the Registration Statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B.  Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:03 P.M., New York City time, on March 3, 2025 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is furnished to the Underwriters for general distribution to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities 1934 Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Notes are referred to herein, collectively, as the “Operative Documents.”

SECTION 1.          Representations and Warranties.

(a)
Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)
Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied in all material respects with each request (if any) from the Commission for additional information with respect to the Registration Statement or the Prospectus.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act.  Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)
Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be (A) the names of such Underwriter as presented on the front and back cover of the preliminary prospectus and the Prospectus and (B) the statements set forth under the caption “Underwriting” in the fifth paragraph and the third sentence of the seventh paragraph thereunder, in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus (collectively, the “Underwriter Information”).

(iii)
Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

Any offer that is a written communication relating to the Notes made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv)
Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each a, “Company Additional Written Communication”).  Each such Company Additional Written Communication, when taken together with the General Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v)
No Applicable Registration Rights.  There are no persons with registration rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi)
Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the  Notes in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii)
Company Not Ineligible Issuer.  (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii)
Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(ix)
Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, subject, in the case of unaudited interim statements, to normal year-end adjustments; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial statements of the businesses or properties acquired or proposed to be acquired included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information set forth therein as of the dates indicated, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3‑05 or Rule 3‑14 of Regulation S‑X, as applicable, in each case, in all material respects and except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, present fairly in accordance with GAAP in all material respects the information required to be stated therein.  The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)
No Material Adverse Change.  Since the end of the period covered by the latest audited financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Prospectus (A) neither the Company nor any of its subsidiaries has sustained any material adverse loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) there has been no material adverse change in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (C) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock, except in each case as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)
Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, the Operative Documents.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, be reasonably expected to result in a material adverse effect (A) in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, the Operative Documents (each, a “Material Adverse Effect”).  The Company has made available to the Representatives complete and correct copies of its charter and by-laws and all amendments thereto, and no change thereto is contemplated or has been authorized or approved by the Company or its stockholders.

(xii)
Good Standing of Significant Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of the jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non‑assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other entity.  The only Significant Subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on December 19, 2024.

(xiii)
Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

(xiv)
Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xv)
Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xvi)
Authorization of the Notes.  The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xvii)
Description of the Notes and the Indenture.  The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)
[Reserved].

(xix)
Accuracy of Statements.  The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “United States Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xx)
Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, except for violations would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its Significant Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Authority”), except for such violations that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Operative Documents have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Significant Subsidiaries or, to the Company’s knowledge, any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its Significant Subsidiaries.

(xxi)
Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent that could be reasonably expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received written notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could be reasonably expected to have a Material Adverse Effect.

(xxii)
Absence of Proceedings.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Authority now pending, or, to the knowledge of the Company, threatened or against the Company or any of its subsidiaries, which could, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the consummation of the transactions contemplated in the Operative Documents or the performance by the Company of its obligations thereunder in any material respect.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject and which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xxiii)
Accuracy of Contracts; Filing of Exhibits.  All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or any of its subsidiaries are a party are complete and accurate in all material respects.  There are no contracts, instruments or other documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv)
Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of its obligations under the Operative Documents, in connection with the offering, issuance or sale of the Notes or the consummation of the transactions contemplated in the Operative Documents, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxv)
Possession of Licenses and Permits.  The Company and its Significant Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with the appropriate Governmental Entities required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them, except where the failure so to possess or obtain such Governmental Licenses would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company and its Significant Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xxvi)
Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them used in the business of the Company and its subsidiaries, considered as one enterprise, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, except as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease, except, in each case, as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xxvii)
Intellectual Property.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or possess the right to use all (A) patents, (B) trademarks, service marks, trade names, (C) copyrights, (D) domain names, and (E) know-how (including trade secrets and other unpatented and/or unpatentable confidential information) and/or other similar intellectual property rights (including all registrations and applications for registrations of the foregoing) (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) the conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of others, in each case of (i) and (ii), except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A)  the Company and its subsidiaries own all Intellectual Property owned or purported to be owned by them (collectively, “Company Intellectual Property”), except as would not affect the value of such Company Intellectual Property and would not interfere with the use made of such Company Intellectual Property by the Company and its subsidiaries in the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there is no pending (or, to the Company’s knowledge, threatened) (and the Company and its subsidiaries have not received any written notice of any) action, suit, proceeding or claim by others challenging the unencumbered sole ownership, validity or enforceability of any Company Intellectual Property (C) there is no pending (or, to the knowledge of the Company, threatened) action, suit, proceeding or claim by others that the Company or any of the subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of others, and (D) to the knowledge of the Company, the Company Intellectual Property is not being infringed, misappropriated, or otherwise violated by others, except, in the case of each of (A) through (D) above, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken commercially reasonable steps to (A) secure its and their ownership interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company and (B) maintain the confidentiality of all Company Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, in each case of (A) and (B) except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not used any software that is subject to an open source license in a manner that would require the Company to disclose its proprietary software included in the Company Intellectual Property to third Persons in source code form or to grant licenses under such proprietary software to any third Person at no charge, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)
Payment of Taxes.  All United States federal income tax returns and other material tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken, or as to which adequate reserves have been provided. No assessment in connection with any tax returns has been made against the Company or any of its subsidiaries, except, in each case, insofar as the failure to file such returns or to pay such taxes or such assessment would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xxix)
Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(xxx)
Stock Options.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, (iii) the per share exercise price of each Stock Option was equal to the fair market value of a share of common stock on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the 1934 Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xxxi)
Environmental Laws.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) to the Company’s knowledge, neither the Company, nor any of its subsidiaries are in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority relating to the disposal, spill, discharge, emission, leaking, seepage, pumping, dumping, disposing, dispersing or release (together, “Release”) of any hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination or the protection of the environment or human health (as relating to exposure to Hazardous Materials) (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries have received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its subsidiaries are aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws; (D) to the Company’s knowledge, there has been no Release of any Hazardous Materials that would reasonably be expected to form the basis of an order for clean-up, investigation or remediation by any Governmental Authority, (E) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital  expenditures required for clean-up, investigation or remediation of properties or compliance with Environmental Laws).

(xxxii)
Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined under Rule 13a-15 and 15d‑15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in the Company’s internal control over financial reporting that have materially adversely affected, or are reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a‑15 and Rule 15d‑15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiii)
Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv)
ERISA Compliance. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of all applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company, nor any member of its “Controlled Group” has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(xxxv)
Investment Company Act.  The Company is not required and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)
Absence of Manipulation.  The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxxvii)
Foreign Corrupt Practices Act.  In the past five years, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, or employee, agent or, controlled affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA or (ii) the U.K. Bribery Act  2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the knowledge of the Company, its other controlled affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to continue to promote, continued compliance therewith.

(xxxviii)
Money Laundering Laws.  In the past five years, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to the Company and its subsidiaries, the rules, regulations or guidelines, issued, administered or enforced thereunder by any Governmental Authority (collectively, the “Money Laundering Laws”).  To the knowledge of the Company, no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(xxxix)
Sanctions.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees, agents, or controlled affiliates (acting in such capacity) is an individual or entity (“Person”) that is (A) a target of any sanctions administered or enforced by the United States Government, the United Nations Security Council (“UNSC”), the European Union (or any Member State), or His Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), (B) located, organized or resident in a country or territory that is the target of comprehensive country- or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Kherson, Zaporizhzhia regions of Ukraine, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine; each a “Sanctioned Territory”), or (C) owned 50% or greater or acting on behalf of any of the foregoing (collectively, a “Sanctioned Person”). The Company will not use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, for the purpose of funding any activities of or business with any Sanctioned Person or Sanctioned Territory or in any other manner, in each case as would result in a violation of Sanctions by any Person participating in the transaction, whether as underwriter, advisor or investor.

(xl)
Outbound Investment Rules. To the best of the Company’s knowledge, the Company is not engaged in any activity that would cause the Underwriters to engage in a “covered transaction” in violation of the regulations administered and enforced by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, as such terms are defined and codified at 31 C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”).

(xl)
Lending and Other Relationships.  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xli)
Statistical and Market-Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii)
Cybersecurity and Privacy.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, (i) in the past five years, there has been no breach, loss, unauthorized distribution, use, access, disablement or modification, or other compromise (“Breach”) of the Company or its subsidiaries’ respective information technology and computer systems, networks, and databases (including databases containing the data of their respective customers, employees, suppliers, vendors and any other third parties) (collectively, “IT Systems”), (ii) the IT Systems are adequate for, and operate and perform as required for, the operation of the business of the Company and its subsidiaries as currently conducted and (iii) the IT Systems are free and clear of all Trojan horses, time bombs, malware and other corruptants, and all bugs, errors and defects, in each case of (i) through (iii), except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries (A) are in material compliance with all applicable laws, statutes and regulations, and with any order or ruling of any court, arbitrator or regulatory authority, as well as its and their publicly-posted policies and contractual obligations to which it or they are bound, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company and its subsidiaries of data defined as “personally identifiable data”, “personal data” or “personal information” under applicable laws and regulations (“Personal Data”) used in connection with their businesses (collectively, the “Data Privacy Obligations”), and (B) maintain and are in compliance with commercially reasonable controls, policies and procedures designed to protect the integrity and security of all IT Systems and Personal Data, except in the case of each of (A) and (B), as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending, or, to the Company’s knowledge, threatened action, suit or proceeding by or before any applicable court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Privacy Obligation, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)
Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)
The Notes.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.679% of the principal amount thereof with respect to the 2027 Notes, 99.678% of the principal amount thereof with respect to the 2028 Notes, 99.634% of the principal amount thereof with respect to the 2030 Notes, 99.357% of the principal amount thereof with respect to the 2032 Notes, 99.330% of the principal amount thereof with respect to the 2035 Notes and 98.836% of the principal amount thereof with respect to the 2055 Notes, plus, in each case, accrued interest, if any, from March 17, 2025 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A.

(b)
The Closing Time.  Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on March 17, 2025 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c)
Public Offering of the Notes.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)
Payment for the Notes.  Payment for the Notes shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase.  The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e)
Delivery of the Notes.  The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3.          Covenants of the Company.  The Company covenants and agrees with each Underwriter as follows:

(a)
Compliance with Commission Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)
Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered by an Underwriter in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)
Filing or Use of Amendments or Supplements.  The Company has given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations and will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Notes is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d)
Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(e)
Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered to the Underwriters in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.

(f)
Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify or register the Notes for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)
Earnings Statements.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)
Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)
Restriction on Sale of Notes.  During the period commencing on the date hereof and ending at the Closing Time, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Notes or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Notes to be sold hereunder.

(j)
Reporting Requirements.  The Company, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations in all material respects.

(k)
Final Term Sheet.  The Company will prepare a final term sheet (a “Final Term Sheet”) containing only a description of the final terms of the Notes and their offering, in forms approved by the Underwriters and attached as Schedules D-1 hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof.  The Company will furnish to each Underwriter, without charge, a copy of the Final Term Sheet promptly upon its completion, which requirement may be satisfied by delivery of the Final Term Sheet by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”).

(l)
Issuer Free Writing Prospectuses.  Prior to the Closing Time, the Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)
Eligibility of Automatic Shelf Registration Statement Form.  If at any time when Notes remain unsold by the Underwriters the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives in writing, (ii) use its reasonable best efforts to promptly file a new registration statement or post-effective amendment on the proper form relating to such Notes, in a form and substance satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness.  The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(n)
No Manipulation of Price.  In connection with the offering of the Notes, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(o)
DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4.          Payment of Expenses.

(a)
Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters (but excluding any such non-U.S. taxes on the resale of the Notes by the Underwriters), (iv) all costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi)  the fees and expenses incurred in connection with the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto if any, provided that such fees and disbursements do not exceed $10,000, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Notes, provided that such fees and disbursements do not exceed $20,000, (ix) any fees payable in connection with the rating of the Notes by the rating agencies, (x) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (xi) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b)
Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters upon demand for all of their documented out‑of‑pocket expenses reasonably incurred, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that the Company will not be required to reimburse any out-of-pocket expenses (including the reasonable fees and disbursements of counsel for the defaulting Underwriter) that are directly attributable to a defaulting Underwriter.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Notes as provided herein at the Closing Time are subject to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Closing Time as though then made and the statements in any certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof shall be true and correct on and as of the Closing Time, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)
Effectiveness of Registration Statement, etc.  The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e).  Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied in all material respects with each request (if any) from the Commission for additional information.  The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)
Opinion and Negative Assurance Letter of Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated as of the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)
Opinion and Negative Assurance Letter Counsel for the Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representatives.  In giving such opinion and negative assurance letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York , the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion and negative assurance letter involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d)
Officers’ Certificate.  At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e)
Accountants’ Comfort Letters.  On the date hereof, the Representatives shall have received from (i) KPMG LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus, and the specified cut-off date referred to in the letter shall be a date not more than three business days prior to the date of this Agreement and (ii) Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information of ANSYS, Inc. contained in the Registration Statement, the General Disclosure Package and the Prospectus, and the specified cut-off date referred to in the letter shall be a date not more than three business days prior to the date of this Agreement.

(f)
Bring-down Comfort Letters.  At the Closing Time, the Representatives shall have received from (i) KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e)(i) hereof, except that the specified cut-off date referred to in the letter shall be a date not more than three business days prior to the Closing Time and (ii) Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e)(ii) hereof, except that the specified cut-off date referred to in the letter shall be a date not more than three business days prior to the Closing Time.

(g)
No Objection.  If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Notes.

(h)
No Important Changes.  Since the execution of this Agreement, (i) in the judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Change, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(f) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)
Ratings Letters.  At the time of execution of this Agreement, the Company shall have delivered to the Representatives letters from S&P Global Ratings and Moody’s Investors Service, Inc. assigning a rating to the Notes of BBB (Stable) and Baa1 (Stable), respectively.

(j)
Clearance, Settlement and Trading.  Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k)
Additional Documents.  On or prior to the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(l)
Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)
Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)
against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii)
against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, or in the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b)
Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, or in the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(c)
Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution is or could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)
Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.        Contribution.  If the indemnification provided for in Section 6 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any such losses, liabilities, claims, damages and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed by it to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.        Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or employees, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Notes.

SECTION 9.          Termination of Agreement.

(a)
Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms described in the General Disclosure Package or to enforce contracts for the sale of the Notes, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iii) if trading generally on the New York Stock Exchange or on the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (iv)  if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b)
Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:

(i)
if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or

(ii)
if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives, care of (a) BofA Securities, Inc. at 114 West 47th Street, NY8-114-07-01, New York, New York 10036, attention of High Grade Debt Capital Markets Transaction Management/Legal, facsimile: (646) 855-5958, (b) HSBC Securities (USA) Inc. at 66 Hudson Boulevard, New York, New York 10001, attention of Transaction Management Group, facsimile: (646) 366-3229 and (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention of Investment Grade Syndicate Desk, facsimile: (212) 901-7881; and notices to the Company shall be directed to it at 675 Almanor Avenue, Sunnyvale, California 94085, attention of Treasurer, with a copy to 675 Almanor Avenue, Sunnyvale, California 94085, attention of General Counsel and Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, attention of Helena Grannis.

SECTION 12.       No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Notes and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13.        Recognition of the U.S. Special Resolution Regimes.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction.  Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed agreement by one party to the others may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 20.        Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.       Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.      Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 23.       General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SYNOPSYS, INC.

By	/s/ Shelagh Glaser
Name: Shelagh Glaser
Title: Chief Financial Officer, Synopsys, Inc.

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Wajeeh Faheem
Name: Wajeeh Faheem
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2027 Notes to be Purchased	Aggregate Principal Amount of 2028 Notes to be Purchased	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2032 Notes to be Purchased	Aggregate Principal Amount of 2035 Notes to be Purchased	Aggregate Principal Amount of 2055 Notes to be Purchased
BofA Securities, Inc.	$200,000,000	$200,000,000	$400,000,000	$300,000,000	$480,000,000	$420,000,000
HSBC Securities (USA) Inc.	200,000,000	200,000,000	400,000,000	300,000,000	480,000,000	420,000,000
J.P. Morgan Securities LLC.	200,000,000	200,000,000	400,000,000	300,000,000	480,000,000	420,000,000
Mizuho Securities USA LLC	63,000,000	63,000,000	126,000,000	94,500,000	151,200,000	132,300,000
Scotia Capital (USA) Inc.	63,000,000	63,000,000	126,000,000	94,500,000	151,200,000	132,300,000
TD Securities (USA) LLC	63,000,000	63,000,000	126,000,000	94,500,000	151,200,000	132,300,000
Truist Securities, Inc.	63,000,000	63,000,000	126,000,000	94,500,000	151,200,000	132,300,000
Wells Fargo Securities, LLC	63,000,000	63,000,000	126,000,000	94,500,000	151,200,000	132,300,000
Evercore Group L.L.C.	21,250,000	21,250,000	42,500,000	31,875,000	51,000,000	44,625,000
MUFG Securities Americas Inc.	21,250,000	21,250,000	42,500,000	31,875,000	51,000,000	44,625,000
PNC Capital Markets LLC	21,250,000	21,250,000	42,500,000	31,875,000	51,000,000	44,625,000
U.S. Bancorp Investments, Inc.	21,250,000	21,250,000	42,500,000	31,875,000	51,000,000	44,625,000
Total	$1,000,000,000	$1,000,000,000	$2,000,000,000	$1,500,000,000	$2,400,000,000	$2,100,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1.	Final Term Sheet for the Notes

Sch B

SCHEDULE C

Electronic Road Shows and Other Written Communications

1.	Electronic Road Show dated February 28, 2025.

2.	Electronic Road Show dated March 3, 2025.

Sch C

SCHEDULE D

 Filed Pursuant to Rule 433
Registration Statement No. 333-285378
Dated March 3, 2025

 SYNOPSYS, INC.

PRICING TERM SHEET
March 3, 2025

$1,000,000,000 4.550% Senior Notes Due 2027 (the “2027 Notes”)
$1,000,000,000 4.650% Senior Notes Due 2028 (the “2028 Notes”)
$2,000,000,000 4.850% Senior Notes Due 2030 (the “2030 Notes”)
$1,500,000,000 5.000% Senior Notes Due 2032 (the “2032 Notes”)
$2,400,000,000 5.150% Senior Notes Due 2035 (the “2035 Notes”)
$2,100,000,000 5.700% Senior Notes Due 2055 (the “2055 Notes”)
(together, the “Notes”)

Issuer:	Synopsys, Inc. (the “Company”)

Expected Ratings*:	Baa1 (Stable) / BBB (Stable) (Moody’s/S&P)

Trade Date:	March 3, 2025

Settlement Date (T+10**):	March 17, 2025

Aggregate Principal Amount:	2027 Notes: $1,000,000,000 2028 Notes: $1,000,000,000 2030 Notes: $2,000,000,000 2032 Notes: $1,500,000,000 2035 Notes: $2,400,000,000 2055 Notes: $2,100,000,000
Net Proceeds to Issuer (before offering expenses):	2027 Notes: $996,790,000 2028 Notes: $996,780,000 2030 Notes: $1,992,680,000 2032 Notes: $1,490,355,000 2035 Notes: $2,383,920,000 2055 Notes: $2,075,556,000
Coupon Rate:	2027 Notes: 4.550% per year 2028 Notes: 4.650% per year 2030 Notes: 4.850% per year 2032 Notes: 5.000% per year 2035 Notes: 5.150% per year 2055 Notes: 5.700% per year
Interest Payment Dates:	Semi-annually on each April 1 and October 1 commencing on October 1, 2025
Maturity Date:	2027 Notes: April 1, 2027 2028 Notes: April 1, 2028 2030 Notes: April 1, 2030 2032 Notes: April 1, 2032 2035 Notes: April 1, 2035 2055 Notes: April 1, 2055

Sch D

Price to Public:	2027 Notes: 99.904% 2028 Notes: 99.928% 2030 Notes: 99.984% 2032 Notes: 99.757% 2035 Notes: 99.780% 2055 Notes: 99.711%
Yield to Maturity:	2027 Notes: 4.599% 2028 Notes: 4.675% 2030 Notes: 4.853% 2032 Notes: 5.041% 2035 Notes: 5.178% 2055 Notes: 5.720%
Benchmark Treasury:
2027 Notes: UST 4.125% due February 28, 2027
2028 Notes: UST 4.250% due February 15, 2028
2030 Notes: UST 4.000% due February 28, 2030
2032 Notes: UST 4.125% due February 29, 2032
2035 Notes: UST 4.625% due February 15, 2035
2055 Notes: UST 4.500% due November 15, 2054

Benchmark Treasury Price / Yield:	2027 Notes: 100-07 5/8 / 3.999% 2028 Notes: 100-24 1/4 / 3.975% 2030 Notes: 99-31+ / 4.003% 2032 Notes: 100-06+ / 4.091% 2035 Notes: 103-19+ / 4.178% 2055 Notes: 100-15+ / 4.470%
Spread to Benchmark Treasury:	2027 Notes: 60 bps 2028 Notes: 70 bps 2030 Notes: 85 bps 2032 Notes: 95 bps 2035 Notes: 100 bps 2055 Notes: 125 bps
Optional Redemption:
2027 Notes:

Make-Whole Call: Prior to April 1, 2027 at T+10 bps
Par Call: None

2028 Notes:

Make-Whole Call: Prior to March 1, 2028 at T+15 bps
Par Call: On or after March 1, 2028 at 100%

2030 Notes:

Make-Whole Call: Prior to March 1, 2030 at T+15 bps
Par Call: On or after March 1, 2030 at 100%

2032 Notes:

Make-Whole Call: Prior to February 1, 2032 at T+15 bps
Par Call: On or after February 1, 2032 at 100%

2035 Notes:

Make-Whole Call: Prior to January 1, 2035 at T+15 bps
Par Call: On or after January 1, 2035 at 100%

2055 Notes:

Make-Whole Call: Prior to October 1, 2054 at T+20 bps
Par Call: On or after October 1, 2054 at 100%

Sch D

Special Mandatory Redemption
If (i) the Ansys Merger is not consummated on or before the later of (x) January 31, 2026 and (y) the date that is five business days after any later date upon which “Closing” is permitted to occur under the terms of the Merger Agreement (as mutually agreed upon by the parties to the Merger Agreement) or (ii) the Issuer notifies the Trustee under the indenture that it will not pursue consummation of the Ansys Merger (any such event, a “Special Mandatory Redemption Event”), then the Issuer will be required to redeem all outstanding 2027 Notes, 2028 Notes, 2030 Notes and 2032 Notes (the “Special Mandatory Redemption”), at a redemption price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein). The 2035 Notes and the 2055 notes will not be subject to Special Mandatory Redemption.

Offer to Repurchase upon Change of Control Triggering Event:
If a change of control occurs with a subsequent ratings decline, the Company will offer to repurchase the notes at a purchase price of 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to, but excluding, the date of repurchase.

CUSIP / ISIN:
2027 Notes: 871607AA5 / US871607AA58
2028 Notes: 871607AB3 / US871607AB32
2030 Notes: 871607AC1 / US871607AC15
2032 Notes: 871607AD9 / US871607AD97
2035 Notes: 871607AE7 / US871607AE70
2055 Notes: 871607AG2 / US871607AG29

Offering Format:	SEC Registered

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:
BofA Securities, Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Truist Securities, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Evercore Group L.L.C. MUFG Securities Americas Inc. PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Sch D

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, BofA Securities, Inc., HSBC Securities (USA) Inc. or J.P. Morgan Securities LLC can arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322, HSBC Securities (USA) Inc. at 1-866-811-8049 or J.P. Morgan Securities LLC at 1-212-834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch D